UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  July 13, 2006

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor, New York, New York --------------------------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 521-4200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2006, Travelzoo (Europe) Limited (“Travelzoo Europe”), f/k/a Travelzoo UK Limited and a wholly-owned subsidiary of Travelzoo Inc., entered into an amendment to the Service Agreement dated May 16, 2005, between Travelzoo Europe and Christopher Loughlin, Senior Vice President and General Manager, Europe. The amendment is effective as of July 1, 2006.

As previously disclosed, on June 15, 2006, the Compensation Committee of the Board of Directors of Travelzoo Inc. adopted a revised Executive Bonus Plan, which became effective on July 1, 2006, under which its Executive Bonus Plan was changed to an Executive Bonus Plan for North America and therefore is no longer applicable to Mr. Loughlin. The amendment to the Service Agreement removes all references to the Executive Bonus Plan. The amendment provides that the Service Agreement commenced on May 16, 2005 and will continue for a three year initial period, after which the Service Agreement may be terminated at any time by either party giving one year’s notice in writing. Mr. Loughlin’s annual salary is £200,000. The amendment provides that he shall be eligible to participate in a Quarterly Performance Bonus Plan, which provides for payments of up to £30,000 per calendar quarter subject to meeting specified performance goals, and in Travelzoo Europe’s UK Employee Pension Contribution Program, under which the company contributes 7% of each qualifying employee’s gross salary to a pension program. The amendment also provides that Mr. Loughlin will be eligible to receive an Annual Bonus of 20% of Travelzoo Europe’s pro forma operating income (as defined in the Amendment) generated from its operations in Europe. The Annual Bonus Plan will apply only until May 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: July 13, 2006	By:	/s/ Ralph Bartel
Ralph Bartel Chief Executive Officer